GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT is entered into on June 6, 2007, between (i) INTRAWEST HOLDINGS S.à r.1., a Luxembourg corporation (“IW Holdings”) and INTRAWEST U.S. HOLDINGS, INC. a Delaware corporation (“US Holdings”), and (ii) WINTER PARK RECREATIONAL ASSOCIATION, a Colorado non-profit corporation (the “WPRA”), for itself and as agent for the City and County of Denver, a Colorado municipal corporation. IW Holdings and US Holdings shall be collectively referred to herein as the “Guarantor”.

RECITALS

WPRA owns, leases and licenses certain real and personal property located in Grand County, Colorado used in the operation of the mountain resorts known as Winter Park, Mary Jane and Vasquez (collectively, the “Winter Park Resort Area”).

Pursuant to a certain Lease and Operating Agreement dated December 23, 2002 (the “Lease”), between WPRA and Intrawest/Winter Park Operations Corporation, a Delaware corporation (the “Tenant”), WPRA agreed to allow the Tenant to operate the Winter Park Resort Area, and in connection therewith, agreed to lease or sublease certain assets to the Tenant in accordance with the terms and conditions of the Lease.

Pursuant to a certain Option Agreement dated December 23, 2002 (the “Option Agreement”), between WPRA and Intrawest/Winter Park Development Corporation, a Delaware corporation (the “Optionee”), WPRA granted to the Optionee an option to purchase certain developable land within the Winter Park Resort Area in accordance with the terms and conditions of the Option Agreement.

Pursuant to a certain Additional Consideration Agreement dated December 23, 2002 (the “Consideration Agreement”) between WPRA and Intrawest/Winter Park Holdings Corporation, a Delaware corporation (“Holdings”), which is the parent corporation to Tenant and Optionee, WPRA receives certain quarterly payments from Holdings from October 1, 2002 through July 1, 2012, as an inducement to WPRA to enter into the Lease.

US Holdings is the parent of Holdings and IW Holdings is the ultimate parent entity of US Holdings, Holdings, Tenant, and Optionee. It was a condition precedent to the effectiveness of the Lease that Intrawest Corporation guarantee to the WPRA the payment of certain of the obligations of the Tenant to the WPRA under the Lease, of the Optionee to the WPRA under the Option Agreement and of Holdings under the Consideration Agreement.

Accordingly, Intrawest Corporation entered into a guaranty agreement dated December 23, 2002 with WPRA. Following the acquisition of control on October 26, 2006 and reorganization on or about October 27, 2006 of Intrawest Corporation, WPRA has requested, and IW Holdings, as parent of the Tenant, the Optionee, Holdings, US Holdings and Intrawest ULC (the successor by amalgamation to Intrawest Corporation), has agreed with the WPRA, for good and valuable consideration (the receipt and adequacy of which are hereby acknowledged by the Guarantor), as follows:

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ARTICLE I

DEFINITIONS

Section 1.1 Certain Terms. The following terms, when used in this Agreement, including the introductory paragraph and recitals hereto, shall, unless the context otherwise requires, have the following meanings:

“Agreement” or “Guaranty” means this Agreement.

“Consideration Agreement” is defined in the introductory paragraphs hereto.

“Guaranteed Obligations” is defined in Section 2.1 hereof.

“Guarantor” is defined in the introductory paragraphs hereto.

“Holdings” is defined in the introductory paragraphs hereto.

“IW Holdings” is defined in the introductory paragraphs hereto.

“US Holdings” is defined in the introductory paragraphs hereto.

“Lease” is defined in the introductory paragraphs hereto.

“Option Agreement” is defined in the introductory paragraphs hereto.

“Optionee” is defined in the introductory paragraphs hereto.

“Proven Damages” means damages claimed by WPRA and not contested, or damages awarded after trial or arbitration, as applicable, on a disputed claim and no longer subject to appeal.

“Tenant” is defined in the introductory paragraphs hereto.

“WPRA” is defined in the introductory paragraph hereto.

Section 1.2 Lease and Option Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement that are defined in the Lease shall have the meanings given to such terms in the Lease. Terms used in this Agreement that are defined in the Option Agreement but not in the Lease shall have the meanings given to such terms in the Option Agreement.

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Section 1.3 General Provisions Relating to Definitions. Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “including” means including, without limiting the generality of any description preceding such term. Each reference herein to any person shall include a reference to such person’s successors and assigns. References to any instrument defined in this Agreement refer to such instrument as originally executed or, if subsequently amended or supplemented from time to time, as so amended or supplemented and in effect at the relevant time or reference thereto.

ARTICLE II

THE GUARANTY

Section 2.1 Guaranty of Guaranteed Obligations. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment in full of all Guaranteed Obligations. The term “Guaranteed Obligations” means and includes (a) any and all of Tenant’s financial obligations under Article V of the Lease (including without limitation Tenant’s obligation to pay rent to WPRA, to reserve and expend the Required Annual Capital Maintenance Amount, and to pay to WPRA the Reimbursable Transaction Costs), (b) Tenant’s obligations under the Lease to pay to WPRA any Proven Damages (including without limitation any Proven Damages that consist of accelerated rent) due thereunder as a result of an Event of Default, (c) Tenant’s obligation under Article VIII of the Lease to indemnify WPRA as described therein, (d) Optionee’s obligation under Article III of the Option Agreement to pay for sufficient Development Parcels for the development of 570 Residential Units on the terms and conditions described in such Option Agreement, (e) Optionee’s obligation under Article V of the Option Agreement to pay the Actual Sales Price, and (f) Holdings’ obligation to make the payments to WPRA under the Consideration Agreement, whether any of the foregoing obligations now exist or arise after the Effective Date and whether such obligations are absolute or contingent, liquidated or unliquidated.

Section 2.2 Liability of Guarantor Absolute. The Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety, other than a defense based on payment in full of the Guaranteed Obligations, defenses that Tenant, Optionee or Holdings may properly assert based on the satisfaction or failure to satisfy conditions, or the occurrence of contingencies, set forth in the Lease, the Option Agreement or the Consideration Agreement, and any defense Tenant, Optionee or Holdings may properly assert arising from WPRA’s failure to pay or perform its obligations under the Lease, the Option Agreement or the Consideration Agreement (collectively, the “Permitted Defenses”). In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:

(a) WPRA shall not be required first to resort for payment of the Guaranteed Obligations to Tenant, Optionee or Holdings, before enforcing this Guaranty.

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(b) The WPRA may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default under the Lease, the Option Agreement or the Consideration Agreement.

(c) The obligations of the Guarantor hereunder are independent of the obligations of the Tenant under the Lease, of the Optionee under the Option Agreement, and of Holdings under the Consideration Agreement, and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against the Tenant, Optionee or Holdings, and whether or not the Tenant, Optionee or Holdings, is joined in any such action or actions.

(d) The Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge the Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the WPRA is awarded a judgment in any suit brought to enforce the Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit.

(e) Subject to the terms of the Lease, the Option Agreement and the Consideration Agreement, the WPRA from time to time may, upon such terms as it deems appropriate, without notice to or demand upon the Guarantor and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of the Guarantor’s liability hereunder (i) change any payments, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment of this Guaranty or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, including, without limitation, any obligation of any person with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of the WPRA in respect of the Guaranty or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the WPRA may have against any such security, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Tenant or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Lease, the Option Agreement and the Consideration Agreement and under any other related documents.

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(f) This Guaranty and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than the Permitted Defenses), including without limitation the occurrence of any of the following, whether or not the Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce, or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to Events of Default) of the Lease, the Option Agreement or the Consideration Agreement, or of any other guaranty or security for the Guaranteed Obligations; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the WPRA’s consent to the change, reorganization or termination of the corporate structure or existence of the Tenant, the Optionee or Holdings; (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vi) any defenses, set-offs or counterclaims which the Tenant, Optionee or Holdings may allege or assert against the Guarantor, or which the Guarantor may allege or assert against the Tenant, the Optionee or Holdings, including but not limited to failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury; and (vii) any other act or thing or omission, or delay to do any act or thing, other than Permitted Defenses, which may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 2.3 Waivers by Guarantor. The Guarantor hereby waives to the fullest extent permitted by law, for the benefit of the WPRA:

(a) Any right to require the WPRA, as a condition of payment by such Guarantor, to (i) proceed against the Tenant, the Optionee, Holdings, or any other person, (ii) proceed against or exhaust any security held from the Tenant, the Optionee, Holdings, or any other person, or (iii) pursue any other remedy in the power of the WPRA whatsoever;

(b) Any defense arising by reason of the incapacity, lack of authority or any disability of the Tenant, the Optionee or Holdings, including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Tenant, the Optionee or Holdings from any cause other than payment in full of the Guaranteed Obligations or any of the Permitted Defenses;

(c) Any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(d) Any defense based upon any of the WPRA’s errors or omissions in the administration of the Guaranteed Obligations;

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(e) (i) Any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of the Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence or any requirement that the WPRA protect, secure, perfect or insure any security interest or lien or any property subject thereto;

(f) Notices, demand, presentment, protest, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Lease, the Option Agreement or the Consideration Agreement, notices of any extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Tenant, the Optionee or Holdings, and notices of any of the matters referred to in Section 2.2 and any right to consent to any thereof; and

(g) Any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty, other than Permitted Defenses.

Section 2.4 Payment by Guarantor. The Guarantor hereby agrees that upon the failure of the Tenant, the Optionee or Holdings to pay any Guaranteed Obligations when and as the same shall become due, the Guarantor will forthwith upon demand pay, or cause to be paid, in cash, to the WPRA such Guaranteed Obligations.

Section 2.5 Expenses. The Guarantor agrees to pay, or cause to be paid, and to save the WPRA harmless against liability for, any and all reasonable costs and expenses (including reasonable fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by the WPRA in connection with the enforcement of or preservation of any rights under this Guaranty.

Section 2.6 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full.

Section 2.7 Rights Cumulative. The rights, powers and remedies given to the WPRA by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the WPRA by virtue of any statute or rule of law or any agreement between the Tenant, the Optionee or Holdings and the WPRA. Any forbearance or failure to exercise, and any delay by the WPRA in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Section 2.8 Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty.

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(a) The obligations of the Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Tenant, the Optionee or Holdings, or by any defense which the Tenant, the Optionee or Holdings may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) The Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceedings had not been commenced) shall be included in the Guaranteed Obligations. The Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the WPRA, or allow the claim of the WPRA in respect of, any such interest accruing after the date on which such proceeding is commenced.

(c) The obligations of the Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from the WPRA as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes under this Guaranty.

Section 2.9 Joint and Several Obligation. (a) IW Holdings and US Holdings are jointly and severally liable for all of the Guaranteed Obligations; (b) all representations, warranties, and covenants made by Guarantor shall be deemed representations, warranties, and covenants of each of the entities comprising Guarantor; (c) any breach or default by any of the entities comprising Guarantor hereunder shall be deemed to be a breach, default, or Event of Default of Guarantor; and (d) any reference herein contained to the knowledge or awareness of Guarantor shall mean the knowledge or awareness of any of the entities comprising Guarantor.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS

The Guarantor hereby represents and warrants to the WPRA that the following statements are true and correct:

Section 3.1 Corporate Existence. Each of IW Holdings and US Holdings is duly organized, validly existing and in good standing under the laws of its place of formation, has the corporate power to own its assets and to transact the business in which it is now engaged and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the operations or financial condition of the Guarantor.

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Section 3.2 Corporate Power; Authorization; Enforceable Obligations. The Guarantor has the corporate power, authority and legal right to execute, deliver and perform this Guaranty, and all obligations required under this Guaranty, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty and all obligations required thereunder. No consent of any other person including, without limitation, stockholders and creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and the obligations required thereunder except for such consents which have been validly obtained. This Guaranty has been executed and delivered by a person duly authorized to do so on behalf of the Guarantor, and this Guaranty constitutes the legally valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or limiting creditors’ rights generally.

Section 3.3 No Legal Bar to this Guaranty. The execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on the Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Guarantor, or the certificate of incorporation or bylaws of the Guarantor, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking by which the Guarantor is a party or by which the Guarantor or any of its assets may be bound, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Amendments, etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Guarantor herefrom shall in any event be effective unless the same shall be in writing and signed by the WPRA, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of WPRA and its successors and assigns.

Section 4.2 Illegality. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and applications thereof, and to this end the provisions of this Guaranty are declared to be severable.

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Section 4.3 Consent to Jurisdiction. Guarantor (i) irrevocably agrees that any suit, action or other legal proceeding arising out of or relating to this Guaranty may be brought in the State Courts of the State of Colorado or in the United States District Court for the District of Colorado, (ii) consents to the jurisdiction of each such court in any suit, action or proceeding, (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum, and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 4.4 Governing Law: This Agreement shall in all respects be construed in accordance with and governed by the internal laws of the State of Colorado.

Section 4.5 Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and both of which shall constitute together but one and the same agreement.

Section 4.6 Beneficiary. The City is a third party beneficiary of WPRA’s rights under this Agreement.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty by its duly authorized signatory on June 6, 2007.

GUARANTOR: INTRAWEST HOLDINGS S.àr.l
By:	/s/ David N. Brooks
David N. Brooks
Title: Authorized Signatory

INTRAWEST U.S. HOLDINGS Inc.
By:	/s/ David N. Brooks
David N. Brooks
Title: Secretary

The foregoing Agreement is hereby accepted by the WPRA as of the date first above written.

WINTER PARK RECREATIONAL ASSOCIATION
By:	/s/ Illegible
Title: President

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